                                                                      EXHIBIT 21

                                  SUBSIDIARIES

      NAME                                                           JURISDICTION
      ----                                                           ------------
1.    Durant DC, LLC                                                         DE
2.    Capital Retail Systems, Inc                                            OH
3.    Big Lots Stores, Inc.                                                  OH
4.    Mac Frugal's Bargains Close-outs Inc                                   DE
5.    PNS Stores, Inc                                                        CA
6.    West Coast Liquidators, Inc                                            CA
7.    CSC Distribution, Inc                                                  AL
8.    Closeout Distribution, Inc                                             PA
9.    Consolidated Property Holdings, Inc                                    NV
10.   C.S. Ross Company                                                      OH
11.   Great Basin LLC                                                        DE
12.   Industrial Products of New England, Inc                                ME
13.   Midwestern Home Products, Inc                                          DE
14.   Midwestern Home Products Company, Ltd                                  OH
15.   Tool and Supply Company of New England, Inc                            DE
16.   SS Investments Corporation                                             DE
17.   Sonoran LLC                                                            DE
18.   Sahara LLC                                                             DE
19.   Barn Acquisition Corporation                                           DE
20.   Fashion Barn, Inc                                                      NY
21.   Fashion Barn of New Jersey, Inc                                        NJ
22.   Fashion Barn of Florida, Inc                                           FL
23.   Fashion Barn of Indiana, Inc                                           IN
24.   Fashion Barn of Pennsylvania, Inc                                      PA
25.   Fashion Barn of Oklahoma, Inc                                          OK
26.   Fashion Barn of Texas, Inc                                             TX
27.   Fashion Barn of Ohio, Inc                                              OH
28.   Fashion Outlets Corp                                                   NY
29.   Fashion Barn of Vermont, Inc                                           VT
30.   Fashion Barn of Virginia, Inc                                          VA
31.   Fashion Barn of South Carolina, Inc                                    SC
32.   Fashion Barn of North Carolina, Inc                                    NC
33.   Fashion Barn of West Virginia, Inc                                     WV
34.   Fashion Bonanza, Inc                                                   NY
35.   Rogers Fashion Industries, Inc                                  NY and NJ
36.   Saddle Brook Distributors, Inc                                  NY and NJ
37.   DTS, Inc                                                        NY and TN
38.   Fashion Barn of Missouri, Inc                                          MO
39.   Fashion Barn, Inc                                                      MA
40.   Fashion Barn of Georgia, Inc                                           GA


FORM 10-K